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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts" and "Selected consolidated financial data" and to the use of our report dated
March 12, 2000 (except for Note 9, as to which the date is April   , 2000), in
the Registration Statement (Form S-1 No.       ) and related Prospectus of
Oculex Pharmaceuticals, Inc. for the registration of shares of its common stock.

San Jose, California

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The foregoing consent is in the form that will be signed upon the completion of the reincorporation and other matters described in Note 9 to the consolidated financial statements.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
April 5, 2000